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                                                                    EXHIBIT 4.18

                                 FIRST AMENDMENT
                               TO PLEDGE AGREEMENT
                          DATED AS OF JANUARY 24, 2002

          This FIRST AMENDMENT TO PLEDGE AGREEMENT (this "AMENDMENT") is dated as of January 24, 2002 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("COMPANY"), OWENS- BROCKWAY PACKAGING INC., a Delaware corporation ("PACKAGING"), and BANKERS TRUST COMPANY, as Collateral Agent for and representative of the Lenders, the Interest Rate Exchangers, the Currency Exchangers, the Existing Senior Note Trustees, the Other Permitted Credit Exposure Holders, the New Senior Debt Representatives, the Refinancing Senior Debt Representatives and the New Junior Debt Representatives (in such capacity herein called the "COLLATERAL AGENT") and BANKERS TRUST COMPANY, as administrative agent (the "LENDER AGENT") for the lenders party to the Credit Agreement (as defined below) and is made with reference to that certain Pledge Agreement dated as of April 23, 2001 (the "PLEDGE AGREEMENT"), by and among the foregoing parties. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Pledge Agreement, and, if not defined herein or in the Pledge Agreement, as defined in the Credit Agreement (as defined below).

                                    RECITALS

          WHEREAS, the Lenders have entered into a Secured Credit Agreement dated as of April 23, 2001 (the "SECURED CREDIT AGREEMENT"), as amended by that certain First Amendment to Secured Credit Agreement and Consent dated as of December 31, 2001 (the "FIRST AMENDMENT AND CONSENT") with certain subsidiaries of Company and Packaging as Borrowers and with Company as guarantor pursuant to
Section 9 thereof and Owens-Illinois General, Inc., as Borrowers' Agent (the Secured Credit Agreement, as so amended and as more particularly defined in the Pledge Agreement, is referred to herein as the "CREDIT AGREEMENT"). In addition, in connection therewith, Packaging entered into a Subsidiary Guaranty of all Obligations as defined in and now or hereafter existing under or in respect of the Credit Agreement.

          WHEREAS, the Credit Agreement permits Indebtedness from time to time issued constituting New Senior Debt to be secured by the Domestic Collateral (as defined in the Intercreditor Agreement) under the Domestic Collateral Documents, including the Pledge Agreement;

          WHEREAS, concurrently herewith, Owens Brockway is issuing certain 8 7/8% Senior Secured Notes due 2009 in the aggregate principal amount of $1,000,000,000 (together with any subsequent issuance of notes consituting the same series of notes as the 8 7/8% Senior Secured Notes due 2009 pursuant to the same indenture on substantially identical terms the Net Debt Securities Proceeds of which are applied to repay the Term Loans pursuant to Section 2.4A(ii)(e) of the Credit Agreement or as otherwise required thereby, in each case together with any guarantees thereof and any notes and guarantees issued in exchange therefor or replacement thereof containing substantially identical terms, the "NEW 2002 SENIOR NOTES") which New 2002 Senior Notes constitute New Senior Debt (subject, with respect to any subsequent issuance of

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notes (but not any exchange notes) described above, to Administrative Agent's determination in its reasonable judgment that the terms and conditions of such notes are substantially comparable to those prevailing in the market place for comparable debt issuances) and desires to have such New 2002 Senior Notes constitute Senior Secured Obligations under the Intercreditor Agreement and to secure the obligations in respect of such New 2002 Senior Notes by certain of the Domestic Collateral;

          WHEREAS, in order to facilitate the issuance of the New 2002 Senior Notes, Owens Brockway has obtained, pursuant to the First Amendment and Consent, the consent of the Requisite Lenders and Requisite Obligees, as applicable, to the Collateral Agent's and Lender Agent's amendment of the Pledge Agreement to eliminate or defer the provision of certain of the Pledged Collateral as security for the New 2002 Senior Notes, which Pledged Collateral would otherwise secure the obligations in respect of such New 2002 Senior Notes upon their issuance and the execution of a counterpart to the Intercreditor Agreement by the New Senior Debt Representative and Borrowers' Agent and the application of the Net Debt Securities Proceeds arising from the issuance of the New 2002 Senior Notes to repay the Term Loans pursuant to Section 2.4A(ii)(e) of the Credit Agreement; and

          WHEREAS, the parties desire to amend the Pledge Agreement as set forth herein to implement the provisions of the First Amendment and Consent.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1.
                         AMENDMENTS TO PLEDGE AGREEMENT

     1.1 RECITALS.

     (a) Recital 6 of the Pledge Agreement is hereby amended by (i) adding the following after the words "Company and/or Packaging" and "Company or Packaging" in the first and second sentences of such recital: "or Domestic Borrowers and/or the other Subsidiary Guarantors", and (ii) adding the phrase "acting in such capacity for the benefit of the holders of New Senior Debt" after the words "New Senior Debt" in the last sentence thereof.

     (b) Recital 11 of the Pledge Agreement is hereby amended by adding the following proviso to the end of such recital: "PROVIDED, THAT, notwithstanding any such execution and delivery of a counterpart or acknowledgement to the Intercreditor Agreement by any New Senior Debt Representative for the New 2002 Senior Notes acknowledged by Pledgors or Borrower's Agent, neither such New Senior Debt Representative nor the holders of the New 2002 Senior Notes shall be entitled to the benefits of this Agreement until April 1, 2002; and provided, further, that, so long as the New Senior Debt Representative for the New 2002 Senior Notes has executed and delivered a counterpart or acknowledgment to the Intercreditor Agreement acknowledged by Pledgors or Borrowers' Agent, then on April 1, 2002, without any further action by the Pledgors or Borrowers' Agent, the New Senior Debt Representative or any other party hereto or to the Intercreditor Agreement or to the Credit Agreement, the New Senior Debt

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Representative and the holders of the New 2002 Senior Notes shall automatically be entitled to the benefits of this Agreement."

     1.2 SENIOR PLEDGE. Section 1.1A of the Pledge Agreement is hereby amended by adding the following parenthetical after the words "Senior Secured Parties":
"(subject to Section 2.1 below with respect to the New 2002 Senior Notes)".

     1.3 SENIOR SECURED OBLIGATIONS. Section 2.1 of the Pledge Agreement is hereby amended by adding the following after the words "as applicable":
"PROVIDED, FURTHER, THAT, notwithstanding any such execution and delivery of a counterpart or acknowledgement to the Intercreditor Agreement by any holder of, or New Senior Debt Representative with respect to, the New 2002 Senior Notes acknowledged by Pledgors or Borrowers' Agent, the pledge made and security interest granted in SECTION 1 and the other provisions of this Agreement shall not be effective as to any obligations in respect of such New 2002 Senior Notes until April 1, 2002; PROVIDED, FURTHER, THAT, so long as the New Senior Debt Representative for the New 2002 Senior Notes has executed and delivered a counterpart or acknowledgment to the Intercreditor Agreement acknowledged by Pledgors or Borrowers' Agent, then on April 1, 2002, without any further action by the Pledgors or Borrowers' Agent, the New Senior Debt Representative or any other party hereto or to the Intercreditor Agreement or to the Credit Agreement, the New Senior Debt Representative and the holders of the New 2002 Senior Notes shall automatically be entitled to the benefits of this Agreement; and PROVIDED, YET, FURTHER, that in no event (whether before or after April 1, 2002 and notwithstanding any execution and delivery of a counterpart or acknowledgement to the Intercreditor Agreement) shall the pledge made and security interest granted in SECTION 1 by Company in the Company Pledged Collateral issued by or owing from O-1 General FTS (including, for the avoidance of doubt, any documents, instruments, or certificates evidencing the same and any proceeds of such Company Pledged Collateral) (the "EXCLUDED PLEDGED COLLATERAL") secure obligations in respect of the New 2002 Senior Notes and such Excluded Pledged Collateral shall not be held by Collateral Agent for the benefit of any holder of, or New Senior Debt Representative with respect to, the New 2002 Senior Notes."

     1.4 REMEDIES UPON DEFAULT. The second sentence of Section 11.1(a) of the Pledge Agreement is hereby amended by adding the following to the end thereof:
"(the foregoing limitation, however, shall not apply to Collateral Agent acting in such capacity)".

     1.5 APPLICATION OF PROCEEDS. Clause "SECOND" of Section 12 of the Pledge Agreement is hereby amended by striking the words "PROVIDED that" and adding the following in their place: "PROVIDED, THAT, no Proceeds arising from the sale, collection from or other realization upon all or any part of the Excluded Pledged Collateral shall be applied toward payment of obligations in respect of the New 2002 Senior Notes (and neither the holders of nor any New Senior Debt Representative for such New 2002 Senior Notes shall be entitled to any increased portion of any Proceeds of any other Collateral due to such exclusion); PROVIDED, FURTHER, THAT,".

     1.6 CONTINUING SECURITY INTEREST. The second sentence of Section 20 of the Pledge Agreement is hereby deleted in its entirety and replaced with the following:

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     "Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of SUBSECTION 10.2 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders as Secured Parties herein or otherwise, (B) any Interest Rate Exchanger or Currency Exchanger may assign or otherwise transfer any Interest Rate Agreement or Currency Agreement to which it is a party to any other Lender or Affiliate of a Lender in accordance with the terms of such Interest Rate Agreement or Currency Agreement, and such other permitted assignee shall thereupon become vested with all the benefits in respect thereof granted to Interest Rate Exchangers and/or Currency Exchanger as Secured Parties herein or otherwise, (C) any Other Permitted Credit Exposure Holder may assign or otherwise transfer any Other Permitted Credit Exposure to any other Lender or Affiliate of Lender in accordance with the applicable Other Permitted Credit Exposure Documents and such other permitted assignee shall thereupon become vested with all the benefits in respect thereof granted to such Other Permitted Credit Exposure Holder as a Secured Party herein or otherwise and (D) any holder of any Existing Senior Notes, New Senior Debt, Refinancing Senior Debt or New Junior Debt may assign or otherwise transfer any Existing Senior Notes, New Senior Debt, Refinaincing Senior Debt or New Junior Debt to any other Person in accordance with the applicable Existing Senior Note Indentures, New Senior Debt Documents, Refinancing Senior Debt Documents or New Junior Debt Documents and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such holder (or its representative) as a Secured Party herein or otherwise."

     1.7 GOVERNING LAW; TERMS. The reference to "Section 5-1402" in Section 21 of the Pledge Agreement is hereby amended to read "Section 5-1401".

                                   SECTION 2.
                           CONDITIONS TO EFFECTIVENESS

     2.1 This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

         (a) On or before the First Amendment Effective Date, Company and Packaging shall deliver to Administrative Agent sufficient originally executed copies, where appropriate, for each Lender and its counsel the following, each, unless otherwise noted, dated the First Amendment Effective Date:

             (i) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

             (ii) Signature and incumbency certificates of its officers executing this Amendment; and

             (iii) Executed copies of this Amendment.

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         (b) On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

     In order to induce Collateral Agent and Lender's Agent to enter into this Amendment and to amend the Pledge Agreement in the manner provided herein, Company and Packaging each represents and warrants to Collateral Agent, Lender Agent and each Secured Party that the following statements are true, correct and complete:

     3.1 CORPORATE POWER AND AUTHORITY. Each of Company and Packaging has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Pledge Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

     3.2 AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and Packaging.

     3.3 NO CONFLICT. The execution and delivery by Company and Packaging of this Amendment and the performance by Company and Packaging of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens in favor of the Collateral Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

     3.4 GOVERNMENTAL CONSENTS. The execution and delivery by Company and Packaging of this Amendment and the performance by Company and Packaging of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings, consents or notices that have been or will be made or obtained during the period in which they are required to be obtained or made.

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     3.5 BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and Packaging and are the legally valid and binding obligations of Company and Packaging, enforceable against Company and Packaging in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     3.6 INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM PLEDGE AGREEMENT. The representations and warranties contained in Section 4 of the Pledge Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     3.7 ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                                    SECTION 4.
                                  MISCELLANEOUS

     4.1 REFERENCE TO AND EFFECT ON THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (a) On and after the First Amendment Effective Date, each reference in the Pledge Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Pledge Agreement, and each reference in the other Loan Documents to the "Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Pledge Agreement shall mean and be a reference to the Amended Agreement.

         (b) Except as specifically amended by this Amendment, the Pledge Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Collateral Agent or Lender Agent or any other under the Pledge Agreement or any of the other Loan Documents.

     4.2 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     4.3 APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE

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CODE REQUIRES THAT THE PERFECTION OF THE SECURITY INTEREST UNDER THE PLEDGE
AGREEMENT, OR REMEDIES THEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     4.4 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:                   OWENS-ILLINOIS GROUP, INC.

                           By:           /s/ James W.baehren
                              --------------------------------
                           Name:
                                ------------------------------
                           Title:
                                 -----------------------------

PACKAGING:                 OWENS-BROCKWAY PACKAGING, INC.

                           By:           /s/ James W.baehren
                              --------------------------------
                           Name:
                                ------------------------------
                           Title:
                                 -----------------------------

COLLATERAL AGENT           BANKERS TRUST COMPANY,
AND LENDER AGENT:          AS COLLATERAL AGENT AND LENDER AGENT

                           BY:           /s/ Mary Jo Jolly
                              --------------------------------
                                NAME:    Mary Jo Jolly
                                TITLE:   Assistant Vice President